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                                                                EXHIBIT 11A

                     COMPUTATION OF PER SHARE EARNINGS

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                                                                 THREE MONTHS
                                                 YEAR ENDED         ENDED
                                              DECEMBER 31, 1995 MARCH 31, 1996
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COMPUTATION OF PER SHARE AMOUNTS
 Pro forma net income as presented...........    $ 2,015,000     $   850,000
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SHARE INFORMATION
 Dividends...................................    $14,500,000(1)  $14,500,000(1)
 Pro forma net income........................     (2,015,000)       (850,000)
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 Dividends in excess of earnings.............    $12,485,000     $13,650,000
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INCREMENTAL SHARES/EARNING PER SHARE
 Dividends in excess of earnings.............    $12,485,000     $13,650,000
 Net proceeds per share (2)..................    /     12.69     /     12.69
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 Required incremental shares.................        983,846       1,075,650
 Outstanding historic shares.................     11,904,000      11,904,000
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 Pro forma shares outstanding................     12,887,846      12,979,650
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 Pro forma earnings per share................    $       .16     $       .07
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(1) The second dividend has not been included because such amounts will not be paid from the proceeds of the Offering.

(2) Proceeds from offering:
    Shares being offered exclusive of
     overallotment...........................    $ 3,000,000
    Estimated offering price per share.......    X     14.00
                                                 -----------
    Gross proceeds...........................     42,000,000
    Underwriter's discount...................     (2,940,000)
    Estimated offering costs.................     (1,000,000)
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    Net proceeds.............................    $38,060,000
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    Net proceeds per share...................    $     12.69
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